Exhibit 99.1
Eastern Bankshares, Inc. Reports Third Quarter 2023 Financial Results
~ Company Announces a 10% Increase to Quarterly Dividend ~

BOSTON, October 26, 2023 (BUSINESS WIRE) — Eastern Bankshares, Inc. (the “Company,” or together with its subsidiaries, “Eastern”) (NASDAQ Global Select Market: EBC), the stock holding company of Eastern Bank, today announced its 2023 third quarter financial results and the declaration of a quarterly cash dividend of $0.11 per share, representing a $0.01, or 10%, increase from the most recent quarterly dividend.

The release of the Company’s quarterly financial results follows its September 19, 2023 announcement of the sale of the insurance operations of Eastern Insurance Group, LLC (“Eastern Insurance”) (“the insurance transaction”) and the pending merger with Cambridge Bancorp (“Cambridge”) (“the merger”). Proceeds from the insurance transaction will allow Eastern to focus on the growth and strategic initiatives of its core banking business, including the merger with Cambridge. The merger will create a combined franchise with approximately $27 billion in total assets, create the largest bank-owned independent investment advisor in Massachusetts, and further solidify Eastern as the largest Boston-based mid-sized bank by deposits. On a combined basis, the transactions are financially compelling with expected earnings per share accretion in excess of 20% and an expected 10% improvement to the Company’s efficiency ratio.

“The strategic transactions we announced just last month mark the next step in our journey, and will enhance our Boston franchise, allowing us to better meet the needs of our customers and communities,” said Bob Rivers, Chief Executive Officer and Chair of the Board of Eastern Bankshares, Inc. and Eastern Bank. “We are on track to complete the insurance transaction next week. It’s been a remarkable effort by so many to get to the finish line, and I express my gratitude to Tim Lodge, President and Chief Executive Officer of Eastern Insurance, and his entire team. Regarding the merger with Cambridge, we have submitted all required regulatory merger applications and mobilized internal integration resources at both Eastern and Cambridge. I’m confident that the combined transactions will improve our focus, efficiency and profitability, as well as enhance our liquidity position as we continue to operate in a challenging environment.”

FINANCIAL HIGHLIGHTS FOR THE THIRD QUARTER OF 2023

•Net income of $59.1 million, or $0.36 per diluted share, compared to net income of $48.7 million, or $0.30 per diluted share, for the prior quarter.
•Operating net income*, which excludes the revenues, expenses, and tax provision of discontinued operations, of $52.1 million, or $0.32 per diluted share, compared to $41.1 million, or $0.25 per diluted share, for the prior quarter.
•The insurance transaction triggered the elimination of a $14.6 million tax valuation allowance that was established as part of the sale of available-for-sale securities in the first quarter of 2023 (the “securities sale”).
•The net interest margin on a fully tax equivalent basis held relatively steady at 2.77% as compared to 2.80% in the prior quarter.
•Continued focus on efficiency with total operating noninterest expense of $98.7 million, essentially flat from the prior quarter.
•Healthy balance sheet with 11.6% shareholders’ equity to assets, 8.7% tangible shareholders’ equity to tangible assets* and 16.0% common equity tier 1 capital ratio1. Borrowings and brokered deposits totaled 5.2% of assets.
•Overall credit metrics remained strong with net charge-offs less than 1 basis point.
•Board declared a 10% increase in the quarterly cash dividend to $0.11 per share.

Regarding the Company’s third quarter financial results, Mr. Rivers commented, “Our results continue to demonstrate our robust capital position and the strength of our franchise. We are confident in our earnings capacity and remain focused on long-term shareholder value, and the increase in our quarterly dividend is further evidence of that confidence and commitment.”

In September 2023, following the approval of the insurance transaction by the Company's Board of Directors and in accordance with applicable accounting rules, the Company classified its insurance operations as both held-for-sale and discontinued operations. Accordingly, the Consolidated Balance Sheets and Statements of Income present discontinued operations for the current period and were adjusted for prior periods on a retrospective basis. Please refer to Appendix G for the results of discontinued operations.

1 Regulatory capital ratios are preliminary estimates.

BALANCE SHEET

Total assets were $21.1 billion at September 30, 2023, representing a decrease of $437.2 million, or 2%, from June 30, 2023.

•Total securities decreased $267.9 million, or 5%, from the prior quarter, to $4.7 billion, due to a decrease in the market value of available-for-sale securities as well as principal runoff.
•Total loans were $13.9 billion, representing a decrease of $42.6 million, or 0.3%, from the prior quarter. The decrease was driven primarily by the sale of approximately $192 million of Shared National Credit (“SNC”) loans from the commercial and industrial loan portfolio. This was partially offset by loan originations to core customers.
•Deposits totaled $17.4 billion, representing a decrease of $756.8 million, or 4%, from the prior quarter caused primarily by a decrease in municipal deposits of approximately $375.0 million due in part to seasonality, as well as a decrease in brokered deposits of $305.9 million.
•Borrowed funds increased $364.2 million from the prior quarter to $715.4 million in the third quarter, as Federal Home Loan Bank (“FHLB”) borrowings were used to replace certain maturing brokered CDs.
•Shareholders’ equity was $2.4 billion, representing a decrease of $80.2 million from the prior quarter driven primarily by a decrease in accumulated other comprehensive income, partially offset by retained earnings. Please refer to Appendix D to this press release for a roll-forward of tangible shareholders’ equity*.
•At September 30, 2023, book value per share was $13.87 and tangible book value per share* was $10.14.

NET INTEREST INCOME

Net interest income was $137.2 million for the third quarter of 2023, compared to $141.6 million in the prior quarter, representing a decrease of $4.4 million.

•Net interest margin on a fully tax equivalent (“FTE”) basis* was 2.77% for the third quarter, representing a 3 basis point decrease from the second quarter, as higher funding costs more than offset increases in asset yields.
•Total interest-earning asset yields increased 10 basis points from the prior quarter to 4.05%, due to increased loan and short-term investment yields as a result of higher interest rates during the quarter.
•Total interest-bearing liabilities cost increased 20 basis points from the prior quarter to 1.99%, due primarily to higher deposit costs resulting from deposit pricing increases and deposit mix shifts.

NONINTEREST INCOME

Noninterest income, which excludes revenues from discontinued operations, was $19.2 million for the third quarter of 2023, compared to $26.2 million for the prior quarter, representing a decrease of $7.0 million. Noninterest income on an operating basis* was $20.7 million for the third quarter of 2023, compared to $23.2 million for the prior quarter, a decrease of $2.5 million.
•Service charges on deposit accounts increased $0.2 million on a consecutive quarter basis to $7.4 million.
•Trust and investment advisory fees increased $0.1 million on a consecutive quarter basis to $6.2 million.
•Debit card processing fees decreased $0.1 million from the prior quarter to $3.4 million.
•Loan-level interest rate swap income increased $0.9 million from the prior quarter to $1.7 million. The increase was driven by higher cash income due to higher customer swap transaction volume and an increase in the fair value adjustment of such transactions.
•Losses from investments held in rabbi trust accounts were $1.5 million in the third quarter compared to gains of $3.0 million in the prior quarter due to investment performance.
•In the third quarter, the Company incurred losses on sales of commercial and industrial loans totaling $2.7 million due to the sale of SNC loans. There were no sales in the prior quarter. The losses on sale were partially offset by the release of loan loss reserves totaling approximately $2.0 million associated with the sale of SNC loans.

NONINTEREST EXPENSE

Noninterest expense, which excludes expenses from discontinued operations, was $101.7 million for the third quarter of 2023, compared to $99.9 million in the prior quarter, representing an increase of $1.8 million. Noninterest expense on an operating basis* for the third quarter of 2023 was $98.7 million, compared to $98.6 million in the prior quarter, an increase of $0.1 million.

•Salaries and employee benefits expense was $60.9 million in the third quarter, representing a decrease of $1.3 million from the prior quarter.
•Office occupancy and equipment expense was $8.6 million in the third quarter, a decrease of $0.4 million from the prior quarter.
•Data processing expense was $13.4 million in the third quarter, an increase of $0.6 million from the prior quarter.
•Professional services expense was $7.1 million in the third quarter, an increase of $4.1 million from the prior quarter, due primarily to merger and acquisition expenses of $3.6 million related to the planned merger with Cambridge.
•Marketing expense was $1.8 million in the third quarter, a decrease of $0.3 million from the prior quarter.
•Loan expenses were unchanged at $1.1 million in the third quarter.
•Federal Deposit Insurance Corporation (“FDIC”) insurance expense was $2.8 million in the third quarter, a decrease of $0.2 million from the prior quarter.
•Other noninterest expense was $5.5 million in the third quarter, a decrease of $0.6 million from the prior quarter.

DISCONTINUED OPERATIONS

Net loss from discontinued operations was $4.4 million in the third quarter, compared to net income of $4.2 million in the prior quarter, a decrease of $8.6 million.

•In the third quarter of 2023, there were approximately $10.7 million of expenses associated with the insurance transaction, including the buyout of certain insurance producer contracts, professional services expenses, and real estate lease impairment charges.
•Discontinued operations is excluded from operating net income.*

Please refer to Appendix G for additional information on discontinued operations.

INCOME TAXES

The income tax benefit for the third quarter was $16.2 million compared to income tax expense of $15.9 million in the prior quarter, a decrease of $32.1 million.

•The insurance transaction triggered the elimination of a $14.6 million tax valuation allowance that was established as part of the securities sale in the first quarter of 2023. The elimination was made following the determination that the capital gain from the insurance transaction and the capital gain carrybacks would be greater than the previously incurred capital loss associated with the securities sale.
•Excluding the impact of the tax valuation allowance elimination, the tax benefit for the third quarter is reflective of Eastern’s year-to-date net pre-tax loss position without consideration for any pre-tax gains resulting from the insurance transaction in the fourth quarter.

ASSET QUALITY

The allowance for loan losses was $155.1 million at September 30, 2023, or 1.12% of total loans, compared to $148.0 million, or 1.06% of total loans, at June 30, 2023. The Company recorded a provision for loan losses totaling $7.3 million in the third quarter of 2023 driven primarily by an increase in specific reserves associated with three commercial real estate loans collateralized by investor office real estate located in Boston’s financial district.

Non-performing loans totaled $47.5 million at September 30, 2023 compared to $30.6 million at the end of the prior quarter. The increase was driven by the non-accrual designation of the three aforementioned commercial real estate loans. During the third quarter of 2023, the Company recorded total net charge-offs of $0.1 million, or less than 0.01% of average total loans on an annualized basis, compared to $0.5 million or less than 0.01% of average total loans in the prior quarter, respectively.

Please refer to the investor presentation for a review of the Company’s office-related commercial real estate exposure.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors has declared a quarterly cash dividend of $0.11 per common share, representing a $0.01, or 10%, increase from the prior quarter. The dividend will be payable on December 15, 2023 to shareholders of record as of the close of business on December 1, 2023.

The Company’s share repurchase authorization expired in August of 2023. The Company did not repurchase any shares of its common stock during the third quarter of 2023.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s third quarter 2023 earnings will be held on Friday, October 27, 2023 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (888) 259-6580 from within the U.S. and reference conference ID 50539618. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be made available on demand on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 120 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of September 30, 2023, Eastern Bank had approximately $21 billion in total assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes, and takes pride in its outspoken advocacy and community support that includes $240 million in charitable giving since 1994. An inclusive company, Eastern employs approximately 2,100 deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Jillian Belliveau
Eastern Bankshares, Inc.
InvestorRelations@easternbank.com
781-598-7920

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in this press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures. Except as otherwise indicated, these non-GAAP financial measures presented in this press release exclude discontinued operations. Please refer to Appendix G to this press release for further information regarding discontinued operations.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), and the operating efficiency ratio. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) income and expenses from investments held in rabbi trusts, (ii) gains and losses on sales of securities available for sale, net, (iii) gains and losses on the sale of other assets, (iv) rabbi trust employee benefits, (v) impairment charges on tax credit investments and associated tax credit benefits, (vi) other real estate owned (“OREO”) gains, (vii) merger and acquisition expenses, (viii) the non-cash pension settlement charge recognized related to the Defined Benefit Plan, (ix) certain discrete tax items, and (x) net income from discontinued operations. The Company does not provide an outlook for its total noninterest income and total noninterest expense because each contains income or expense components, as applicable, such as income associated with rabbi trust accounts and rabbi trust employee benefit expense, which are market-driven, and over which the Company cannot exercise control. Accordingly, reconciliations of the Company’s outlook for its noninterest income on an operating basis and its noninterest expense on an operating basis to an outlook for total noninterest income and total noninterest expense, respectively, cannot be made available without unreasonable effort.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets including the impact of mark-to-market adjustments on held-to-maturity securities, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company included the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-E for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in interest rates and resulting changes in competitor or customer behavior, mix or costs of sources of funding, and deposit amounts and composition; risks associated with the Company’s completion and/or implementation of the merger with Cambridge, including risks that required regulatory, shareholder or other approvals for the merger are not obtained or other closing conditions are not satisfied in a timely manner or at all and that the merger fails to occur in the timeframe expected or at all; prior to the completion of the merger or thereafter, Cambridge or the Company may not perform as expected due to transaction-related uncertainty or other factors; and revenue or expense synergies may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; risks associated with the disposition of Eastern Insurance, including risks that the disposition fails to occur in the timeframe expected or at all, does not provide the full expected economic or strategic benefits, or may be more costly to achieve; adverse national or regional economic conditions or conditions within the securities markets or banking sector; legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiary Eastern Bank are engaged, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System or a failure to raise the national debt ceiling; market and monetary fluctuations, including inflationary or recessionary pressures, interest rate sensitivity, liquidity constraints, increased borrowing and funding costs, and fluctuations due to actual or anticipated changes to federal tax laws; the realizability of deferred tax assets; the Company’s ability to successfully implement its risk mitigation strategies; asset and credit quality deterioration, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; and operational risks such as cybersecurity incidents, natural disasters, and pandemics, including COVID-19. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger transaction, the Company intends to file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of the Company and Cambridge and a Prospectus of the Company (the “joint proxy statement/prospectus”), as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF THE COMPANY AND CAMBRIDGE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND EACH OTHER RELEVANT DOCUMENT FILED WITH THE SEC, AS WELL AS ANY AMENDMENT OR SUPPLEMENT TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about the Company and Cambridge, can be obtained without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to the Company’s Investor Relations team via email at InvestorRelations@easternbank.com or by telephone at (781) 598-7920, or to Cambridge Investor Relations via email at InvestorRelations@cambridgetrust.com or by telephone at (617) 520-5520.

PARTICIPANTS IN THE SOLICITATION

The Company, Cambridge, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and/or Cambridge in connection with the proposed transaction under the rules of the SEC. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement relating to its 2023 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2023, and its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Commission on February 24, 2023, and other documents filed by the Company with the SEC. Information regarding Cambridge’s directors and executive officers is available in its definitive proxy statement relating to its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 16, 2023 and other documents filed by Cambridge with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be included in the joint proxy statement/prospectus and other relevant materials filed with the SEC, which may be obtained free of charge as described in the preceding paragraph.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in thousands, except per-share data)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022

Earnings data
Net interest income	$137,205	$141,588	$138,309	$149,994	$152,179
Noninterest income (loss) (1)	19,157	26,204	(309,853)	22,425	19,524
Total revenue (1)	156,362	167,792	(171,544)	172,419	171,703
Noninterest expense (1)	101,748	99,934	95,891	112,583	95,765
Pre-tax, pre-provision income (loss) (1)	54,614	67,858	(267,435)	59,836	75,938
Provision for allowance for loan losses	7,328	7,501	25	10,880	6,480
Pre-tax income (loss) (1)	47,286	60,357	(267,460)	48,956	69,458
Net income (loss) from continuing operations	63,464	44,419	(202,081)	40,918	52,808
Net (loss) income from discontinued operations	(4,351)	4,238	7,985	1,376	1,969
Net income (loss)	59,113	48,657	(194,096)	42,294	54,777
Operating net income (non-GAAP) (1)	52,085	41,092	53,134	48,570	53,602

Per-share data
Earnings (losses) per share, basic and diluted	$0.36	$0.30	$(1.20)	$0.26	$0.33
Continuing operations	$0.39	$0.27	$(1.25)	$0.25	$0.32
Discontinued operations	$(0.03)	$0.03	$0.05	$0.01	$0.01
Operating earnings per share, basic (non-GAAP) (1)	$0.32	$0.25	$0.33	$0.30	$0.33
Operating earnings per share, diluted (non-GAAP) (1)	$0.32	$0.25	$0.33	$0.30	$0.33
Book value per share	$13.87	$14.33	$14.63	$14.03	$13.59
Tangible book value per share (non-GAAP)	$10.14	$10.59	$10.88	$10.28	$9.87

Profitability
Return on average assets (1) (2)	1.18%	0.81%	(3.64)%	0.73%	0.93%
Operating return on average assets (non-GAAP) (1)(2)	0.97%	0.75%	0.95%	0.86%	0.93%
Return on average shareholders' equity (1) (2)	9.91%	6.85%	(33.31)%	6.71%	7.55%
Operating return on average shareholders' equity (1)(2)	8.14%	6.34%	8.76%	7.96%	7.66%
Return on average tangible shareholders' equity (non-GAAP) (1)(2)	13.38%	9.19%	(45.55)%	9.23%	9.88%
Operating return on average tangible shareholders' equity (non-GAAP) (1)(2)	10.99%	8.50%	11.98%	10.95%	10.03%
Net interest margin (FTE) (2)	2.77%	2.80%	2.66%	2.81%	2.87%
Cost of deposits (2)	1.33%	1.22%	0.92%	0.37%	0.10%
Efficiency ratio (1)	65.07%	59.56%	(55.90)%	65.30%	55.77%
Operating efficiency ratio (non-GAAP) (1)	60.83%	58.47%	57.97%	57.26%	54.49%

Balance Sheet (end of period)
Total assets	$21,146,292	$21,583,493	$22,720,530	$22,646,858	$22,042,933
Total loans	13,919,275	13,961,878	13,675,250	13,575,531	12,903,954
Total deposits	17,424,169	18,180,972	18,541,580	18,974,359	18,733,381
Total loans / total deposits	80%	77%	74%	72%	69%

Asset quality
Allowance for loan losses ("ALLL")	$155,146	$147,955	$140,938	$142,211	$131,663
ALLL / total nonperforming loans ("NPLs")	326.86%	484.18%	407.65%	368.38%	387.77%
Total NPLs / total loans	0.34%	0.22%	0.25%	0.28%	0.26%
Net charge-offs (recoveries) ("NCOs") / average total loans (2)	0.00%	0.01%	0.00%	0.01%	0.01%

Capital adequacy
Shareholders' equity / assets	11.57%	11.71%	11.35%	10.91%	10.96%
Tangible shareholders' equity / tangible assets (non-GAAP)	8.73%	8.93%	8.70%	8.24%	8.20%

(1) Excludes discontinued operations.
(2) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of			Sep 30, 2023 change from
(Unaudited, dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023		Sep 30, 2022
ASSETS				△ $	△ %	△ $	△ %
Cash and due from banks	$72,689	$105,066	$102,776	$(32,377)	(31)%	$(30,087)	(29)%
Short-term investments	536,119	768,436	55,661	(232,317)	(30)%	480,458	863%
Cash and cash equivalents	608,808	873,502	158,437	(264,694)	(30)%	450,371	284%
Available for sale ("AFS") securities	4,261,518	4,520,293	6,844,615	(258,775)	(6)%	(2,583,097)	(38)%
Held to maturity ("HTM") securities	455,900	465,061	481,963	(9,161)	(2)%	(26,063)	(5)%
Total securities	4,717,418	4,985,354	7,326,578	(267,936)	(5)%	(2,609,160)	(36)%
Loans held for sale	23,892	2,835	951	21,057	743%	22,941	2412%
Loans:
Commercial and industrial	3,087,509	3,341,976	3,023,729	(254,467)	(8)%	63,780	2%
Commercial real estate	5,396,912	5,242,290	4,985,654	154,622	3%	411,258	8%
Commercial construction	382,615	371,367	314,193	11,248	3%	68,422	22%
Business banking	1,087,799	1,089,548	1,096,436	(1,749)	—%	(8,637)	(1)%
Total commercial loans	9,954,835	10,045,181	9,420,012	(90,346)	(1)%	534,823	6%
Residential real estate	2,550,861	2,510,705	2,118,852	40,156	2%	432,009	20%
Consumer home equity	1,193,859	1,198,290	1,168,476	(4,431)	—%	25,383	2%
Other consumer	219,720	207,702	196,614	12,018	6%	23,106	12%
Total loans	13,919,275	13,961,878	12,903,954	(42,603)	—%	1,015,321	8%
Allowance for loan losses	(155,146)	(147,955)	(131,663)	(7,191)	5%	(23,483)	18%
Unamortized prem./disc. and def. fees	(19,307)	(15,202)	(19,349)	(4,105)	27%	42	—%
Net loans	13,744,822	13,798,721	12,752,942	(53,899)	—%	991,880	8%
Federal Home Loan Bank stock, at cost	37,125	26,894	18,714	10,231	38%	18,411	98%
Premises and equipment	59,033	59,421	63,022	(388)	(1)%	(3,989)	(6)%
Bank-owned life insurance	163,700	162,718	159,838	982	1%	3,862	2%
Goodwill and other intangibles, net	566,709	567,213	568,308	(504)	—%	(1,599)	—%
Deferred income taxes, net	416,081	352,060	342,937	64,021	18%	73,144	21%
Prepaid expenses	156,113	157,675	180,234	(1,562)	(1)%	(24,121)	(13)%
Other assets	527,873	476,074	342,435	51,799	11%	185,438	54%
Assets of discontinued operations	124,718	121,026	128,537	3,692	3%	(3,819)	(3)%
Total assets	$21,146,292	$21,583,493	$22,042,933	$(437,201)	(2)%	$(896,641)	(4)%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$5,177,015	$5,346,693	$6,582,122	$(169,678)	(3)%	$(1,405,107)	(21)%
Interest checking accounts	3,671,871	4,173,079	5,047,018	(501,208)	(12)%	(1,375,147)	(27)%
Savings accounts	1,393,545	1,495,540	1,990,188	(101,995)	(7)%	(596,643)	(30)%
Money market investment	4,709,149	4,814,412	4,757,477	(105,263)	(2)%	(48,328)	(1)%
Certificates of deposit	2,472,589	2,351,248	356,576	121,341	5%	2,116,013	593%
Total deposits	17,424,169	18,180,972	18,733,381	(756,803)	(4)%	(1,309,212)	(7)%
Borrowed funds:
Federal Home Loan Bank advances	673,525	314,021	384,215	359,504	114%	289,310	75%
Escrow deposits of borrowers	24,947	22,980	21,853	1,967	9%	3,094	14%
Interest rate swap collateral funds	16,900	14,210	16,650	2,690	19%	250	2%
Total borrowed funds	715,372	351,211	422,718	364,161	104%	292,654	69%
Other liabilities	525,378	488,007	428,663	37,371	8%	96,715	23%
Liabilities of discontinued operations	34,820	36,531	42,008	(1,711)	(5)%	(7,188)	(17)%
Total liabilities	18,699,739	19,056,721	19,626,770	(356,982)	(2)%	(927,031)	(5)%
Shareholders' equity:
Common shares	1,766	1,766	1,778	—	—%	(12)	(1)%
Additional paid-in capital	1,661,136	1,656,750	1,676,396	4,386	—%	(15,260)	(1)%
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(133,992)	(135,232)	(138,950)	1,240	(1)%	4,958	(4)%
Retained earnings	1,747,225	1,704,470	1,855,757	42,755	3%	(108,532)	(6)%
Accumulated other comprehensive income ("AOCI"), net of tax	(829,582)	(700,982)	(978,818)	(128,600)	18%	149,236	(15)%
Total shareholders' equity	2,446,553	2,526,772	2,416,163	(80,219)	(3)%	30,390	1%
Total liabilities and shareholders' equity	$21,146,292	$21,583,493	$22,042,933	$(437,201)	(2)%	$(896,641)	(4)%

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Sep 30, 2023 change from three months ended
(Unaudited, dollars in thousands, except per-share data)	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023		Sep 30, 2022

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$169,274	$160,862	$124,992	$8,412	5%	$44,282	35%
Taxable interest and dividends on securities	24,191	24,618	29,280	(427)	(2)%	(5,089)	(17)%
Non-taxable interest and dividends on securities	1,434	1,434	1,917	—	—%	(483)	(25)%
Interest on federal funds sold and other short-term investments	7,269	14,851	1,638	(7,582)	(51)%	5,631	344%
Total interest and dividend income	202,168	201,765	157,827	403	—%	44,341	28%
Interest expense:
Interest on deposits	59,607	56,146	4,781	3,461	6%	54,826	1147%
Interest on borrowings	5,356	4,031	867	1,325	33%	4,489	518%
Total interest expense	64,963	60,177	5,648	4,786	8%	59,315	1050%
Net interest income	137,205	141,588	152,179	(4,383)	(3)%	(14,974)	(10)%
Provision for allowance for loan losses	7,328	7,501	6,480	(173)	(2)%	848	13%
Net interest income after provision for allowance for loan losses	129,877	134,087	145,699	(4,210)	(3)%	(15,822)	(11)%
Noninterest income:
Service charges on deposit accounts	7,403	7,242	6,708	161	2%	695	10%
Trust and investment advisory fees	6,235	6,131	5,832	104	2%	403	7%
Debit card processing fees	3,388	3,513	3,249	(125)	(4)%	139	4%
Interest rate swap income	1,695	825	1,562	870	105%	133	9%
(Losses) income from investments held in rabbi trusts	(1,523)	3,002	(2,248)	(4,525)	(151)%	725	(32)%
Losses on sales of commercial and industrial loans	(2,651)	—	—	(2,651)	—%	(2,651)	—%
(Losses) gains on sales of mortgage loans held for sale, net	(164)	(50)	22	(114)	228%	(186)	(845)%
Losses on sales of securities available for sale, net	—	—	(198)	—	—%	198	(100)%
Other	4,774	5,541	4,597	(767)	(14)%	177	4%
Total noninterest income	19,157	26,204	19,524	(7,047)	(27)%	(367)	(2)%
Noninterest expense:
Salaries and employee benefits	60,898	62,183	61,292	(1,285)	(2)%	(394)	(1)%
Office occupancy and equipment	8,641	9,067	8,880	(426)	(5)%	(239)	(3)%
Data processing	13,443	12,814	12,242	629	5%	1,201	10%
Professional services	7,125	3,025	4,218	4,100	136%	2,907	69%
Marketing expenses	1,765	2,111	2,118	(346)	(16)%	(353)	(17)%
Loan expenses	1,082	1,115	2,211	(33)	(3)%	(1,129)	(51)%
Federal Deposit Insurance Corporation ("FDIC") insurance	2,808	3,034	1,578	(226)	(7)%	1,230	78%
Amortization of intangible assets	504	504	299	—	—%	205	69%
Other	5,482	6,081	2,927	(599)	(10)%	2,555	87%
Total noninterest expense	101,748	99,934	95,765	1,814	2%	5,983	6%
Income before income tax (benefit) expense	47,286	60,357	69,458	(13,071)	(22)%	(22,172)	(32)%
Income tax (benefit) expense	(16,178)	15,938	16,650	(32,116)	(202)%	(32,828)	(197)%
Net income from continuing operations	$63,464	$44,419	$52,808	$19,045	43%	$10,656	20%
Net (loss) income from discontinued operations	$(4,351)	$4,238	$1,969	$(8,589)	(203)%	$(6,320)	(321)%
Net income	$59,113	$48,657	$54,777	$10,456	21%	$4,336	8%

Share data:
Weighted average common shares outstanding, basic	162,370,469	162,232,236	163,718,962	138,233	0%	(1,348,493)	(1)%
Weighted average common shares outstanding, diluted	162,469,887	162,246,675	164,029,649	223,212	0%	(1,559,762)	(1)%
Earnings (loss) per share, basic:
Continuing operations	$0.39	$0.27	$0.32	$0.12	43%	$0.07	21%
Discontinued operations	$(0.03)	$0.03	$0.01	$(0.05)	(203)%	$(0.04)	(323)%
Earnings per share, basic	$0.36	$0.30	$0.33	$0.06	21%	$0.03	9%
Earnings (loss) per share, diluted:
Continuing operations	$0.39	$0.27	$0.32	$0.12	43%	$0.07	21%
Discontinued operations	$(0.03)	$0.03	$0.01	$(0.05)	(203)%	$(0.04)	(323)%
Earnings per share, diluted	$0.36	$0.30	$0.33	$0.06	21%	$0.03	9%

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Nine months ended
(Unaudited, dollars in thousands, except per-share data)	Sep 30, 2023	Sep 30, 2022	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$483,676	$333,595	$150,081	45%
Taxable interest and dividends on securities	77,451	88,277	(10,826)	(12)%
Non-taxable interest and dividends on securities	4,302	5,585	(1,283)	(23)%
Interest on federal funds sold and other short-term investments	27,384	2,726	24,658	905%
Total interest and dividend income	592,813	430,183	162,630	38%
Interest expense:
Interest on deposits	158,686	11,164	147,522	1321%
Interest on borrowings	17,025	959	16,066	1675%
Total interest expense	175,711	12,123	163,588	1349%
Net interest income	417,102	418,060	(958)	—%
Provision for allowance for loan losses	14,854	7,045	7,809	111%
Net interest income after provision for allowance for loan losses	402,248	411,015	(8,767)	(2)%
Noninterest income:
Service charges on deposit accounts	21,117	23,558	(2,441)	(10)%
Trust and investment advisory fees	18,136	17,967	169	1%
Debit card processing fees	10,071	9,417	654	7%
Interest rate swap income	2,112	6,087	(3,975)	(65)%
Income (losses) from investments held in rabbi trusts	4,336	(13,997)	18,333	(131)%
Losses on sales from sales of commercial and industrial loans	(2,651)	—	(2,651)	—%
(Losses) gains on sales of mortgage loans held for sale, net	(288)	240	(528)	(220)%
Losses on sales of securities available for sale, net	(333,170)	(2,474)	(330,696)	13367%
Other	15,845	13,527	2,318	17%
Total noninterest (loss) income	(264,492)	54,325	(318,817)	(587)%
Noninterest expense:
Salaries and employee benefits	185,264	171,525	13,739	8%
Office occupancy and equipment	26,797	28,804	(2,007)	(7)%
Data processing	38,555	39,711	(1,156)	(3)%
Professional services	13,277	11,510	1,767	15%
Marketing expenses	4,899	6,262	(1,363)	(22)%
Loan expenses	3,292	5,757	(2,465)	(43)%
Federal Deposit Insurance Corporation ("FDIC") insurance	8,388	4,710	3,678	78%
Amortization of intangible assets	1,299	899	400	44%
Other	15,802	6,888	8,914	129%
Total noninterest expense	297,573	276,066	21,507	8%
(Loss) income before income tax (benefit) expense	(159,817)	189,274	(349,091)	(184)%
Income tax (benefit) expense	(65,619)	43,681	(109,300)	(250)%
Net (loss) income from continuing operations	(94,198)	145,593	(239,791)	(165)%
Net income from discontinued operations	7,872	11,872	(4,000)	(34)%
Net (loss) income	$(86,326)	$157,465	$(243,791)	(155)%

Share data:
Weighted average common shares outstanding, basic	162,199,158	166,682,222	(4,483,064)	(3)%
Weighted average common shares outstanding, diluted	162,260,503	166,867,643	(4,607,140)	(3)%

Earnings (loss) per share, basic:
Continuing operations	$(0.58)	$0.87	$(1.45)	(167)%
Discontinued operations	$0.05	$0.07	$(0.02)	(29)%
(Loss) earnings per share, basic	$(0.53)	$0.94	$(1.47)	(156)%

Earnings (loss) per share, diluted:
Continuing operations	$(0.58)	$0.87	$(1.45)	(167)%
Discontinued operations	$0.05	$0.07	$(0.02)	(29)%
(Loss) earnings per share, diluted	$(0.53)	$0.94	$(1.47)	(156)%

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Sep 30, 2023			Jun 30, 2023			Sep 30, 2022
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$9,988,712	$128,051	5.09%	$9,920,608	$121,319	4.91%	$9,138,029	$96,270	4.18%
Residential	2,553,150	22,988	3.57%	2,513,941	21,992	3.51%	2,043,219	15,811	3.07%
Consumer	1,386,350	22,227	6.36%	1,370,011	21,045	6.16%	1,341,528	16,072	4.75%
Total loans	13,928,212	173,266	4.94%	13,804,560	164,356	4.78%	12,522,776	128,153	4.06%
Investment securities	5,777,173	26,009	1.79%	5,885,545	26,435	1.80%	8,716,105	31,708	1.44%
Federal funds sold and other short-term investments	537,602	7,269	5.36%	1,174,964	14,851	5.07%	282,629	1,638	2.30%
Total interest-earning assets	20,242,987	206,544	4.05%	20,865,069	205,642	3.95%	21,521,510	161,499	2.98%
Non-interest-earning assets	1,033,879			1,084,413			911,025
Total assets	$21,276,866			$21,949,482			$22,432,535

Interest-bearing liabilities:
Deposits:
Savings	$1,441,636	$43	0.01%	$1,552,702	$47	0.01%	$2,021,125	$51	0.01%
Interest checking	3,903,062	6,302	0.64%	4,270,945	6,141	0.58%	5,211,914	2,686	0.20%
Money market	4,836,895	27,695	2.27%	5,064,469	26,611	2.11%	4,824,452	1,893	0.16%
Time deposits	2,341,684	25,567	4.33%	2,275,844	23,347	4.11%	380,560	151	0.16%
Total interest-bearing deposits	12,523,277	59,607	1.89%	13,163,960	56,146	1.71%	12,438,051	4,781	0.15%
Borrowings	414,252	5,356	5.13%	348,597	4,031	4.64%	157,686	867	2.18%
Total interest-bearing liabilities	12,937,529	64,963	1.99%	13,512,557	60,177	1.79%	12,595,737	5,648	0.18%
Demand deposit accounts	5,257,704			5,332,045			6,614,467
Other noninterest-bearing liabilities	541,827			505,555			445,640
Total liabilities	18,737,060			19,350,157			19,655,844
Shareholders' equity	2,539,806			2,599,325			2,776,691
Total liabilities and shareholders' equity	$21,276,866			$21,949,482			$22,432,535

Net interest income - FTE		$141,581			$145,465			$155,851
Net interest rate spread (2)			2.06%			2.16%			2.80%
Net interest-earning assets (3)	$7,305,458			$7,352,512			$8,925,773
Net interest margin - FTE (4)			2.77%			2.80%			2.87%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin - FTE represents fully-taxable equivalent net interest income* divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the nine months ended
	Sep 30, 2023			Sep 30, 2022
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$9,892,337	$365,298	4.94%	$9,019,196	$258,082	3.83%
Residential	2,526,980	66,593	3.52%	1,980,630	44,966	3.04%
Consumer	1,371,761	63,333	6.17%	1,315,136	38,016	3.86%
Total loans	13,791,078	495,224	4.80%	12,314,962	341,064	3.70%
Non-taxable investment securities	197,744	5,452	3.69%	264,717	7,072	3.57%
Taxable investment securities	6,244,397	77,451	1.66%	8,484,540	88,277	1.39%
Total investment securities	6,442,141	82,903	1.72%	8,749,257	95,349	1.46%
Federal funds sold and other short-term investments	721,025	27,384	5.08%	541,285	2,726	0.67%
Total interest-earning assets	20,954,244	605,511	3.86%	21,605,504	439,139	2.72%
Non-interest-earning assets	952,378			1,099,406
Total assets	$21,906,622			$22,704,910

Interest-bearing liabilities:
Deposits:
Savings	$1,570,803	$172	0.01%	$2,046,254	$153	0.01%
Interest checking	4,177,492	17,155	0.55%	4,897,321	6,778	0.19%
Money market	4,979,820	74,612	2.00%	5,151,384	3,559	0.09%
Time deposits	2,184,631	66,747	4.08%	429,401	674	0.21%
Total interest-bearing deposits	12,912,746	158,686	1.64%	12,524,360	11,164	0.12%
Borrowings	478,347	17,025	4.76%	75,027	959	1.71%
Total interest-bearing liabilities	13,391,093	175,711	1.75%	12,599,387	12,123	0.13%
Demand deposit accounts	5,469,593			6,698,640
Other noninterest-bearing liabilities	512,546			436,724
Total liabilities	19,373,232			19,734,751
Shareholders' equity	2,533,390			2,970,159
Total liabilities and shareholders' equity	$21,906,622			$22,704,910

Net interest income - FTE		$429,800			$427,016
Net interest rate spread (2)			2.11%			2.59%
Net interest-earning assets (3)	$7,563,151			$9,006,117
Net interest margin - FTE (4)			2.74%			2.64%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin - FTE represents fully-taxable equivalent net interest income* divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
(Unaudited, dollars in thousands)
Non-accrual loans:
Commercial	$31,703	$14,178	$17,271	$21,474	$19,886
Residential	8,075	8,796	9,603	9,750	8,513
Consumer	7,687	7,584	7,699	7,380	5,555
Total non-accrual loans	47,465	30,558	34,573	38,604	33,954
Total accruing loans past due 90 days or more:	—	—	—	—	—
Total non-performing loans	47,465	30,558	34,573	38,604	33,954
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets (1)	$47,465	$30,558	$34,573	$38,604	$33,954
Total accruing troubled debt restructured ("TDR") (2)	$—	$—	$—	$28,834	$36,275
Total non-performing loans to total loans	0.34%	0.22%	0.25%	0.28%	0.26%
Total non-performing assets to total assets	0.22%	0.14%	0.15%	0.17%	0.15%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.
(2) The Company adopted ASU 2022-02 on January 1, 2023 which eliminated the TDR recognition and measurement guidance. Accordingly, the Company had no TDRs to report as of March 31, 2023 and subsequent periods.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
(Unaudited, dollars in thousands)
Average total loans	$13,926,194	$13,803,292	$13,633,165	$13,203,450	$12,521,426
Allowance for loan losses, beginning of the period	147,955	140,938	142,211	131,663	125,531
Total cumulative effect of change in accounting principle (1):	—	—	(1,143)	—	—
Charged-off loans:
Commercial and industrial	11	—	—	256	11
Commercial real estate	—	—	—	—	—
Commercial construction	—	—	—	—	—
Business banking	303	254	343	370	369
Residential real estate	—	—	—	—	—
Consumer home equity	—	—	7	1	—
Other consumer	731	591	561	515	603
Total charged-off loans	1,045	845	911	1,142	983
Recoveries on loans previously charged-off:
Commercial and industrial	120	26	139	248	126
Commercial real estate	2	2	4	38	3
Commercial construction	—	—	—	—	—
Business banking	609	204	481	391	286
Residential real estate	30	18	15	14	56
Consumer home equity	39	—	1	8	6
Other consumer	108	111	116	111	158
Total recoveries	908	361	756	810	635
Net loans charged-off (recoveries):
Commercial and industrial	(109)	(26)	(139)	8	(115)
Commercial real estate	(2)	(2)	(4)	(38)	(3)
Commercial construction	—	—	—	—	—
Business banking	(306)	50	(138)	(21)	83
Residential real estate	(30)	(18)	(15)	(14)	(56)
Consumer home equity	(39)	—	6	(7)	(6)
Other consumer	623	480	445	404	445
Total net loans charged-off	137	484	155	332	348
Provision for allowance for loan losses	7,328	7,501	25	10,880	6,480
Total allowance for loan losses, end of period	$155,146	$147,955	$140,938	$142,211	$131,663
Net charge-offs to average total loans outstanding during this period (2)	0.00%	0.01%	0.00%	0.01%	0.01%
Allowance for loan losses as a percent of total loans	1.12%	1.06%	1.03%	1.05%	1.02%
Allowance for loan losses as a percent of nonperforming loans	326.86%	484.18%	407.65%	368.38%	387.77%

(1) For the quarter ended March 31, 2023, represents the adjustment needed to reflect the cumulative day one impact pursuant to the Company’s adoption of ASU 2022-02 (i.e., cumulative effect adjustment related to the adoption of ASU 2022-02 as of January 1, 2023). The adjustment represents a $1.1 million decrease to the allowance attributable to the change in accounting methodology for estimating the allowance for loan losses resulting from the Company’s adoption of the standard.
(2) Presented on an annualized basis.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the Three Months Ended
(Unaudited, dollars in thousands, except per-share data)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022

Net income (loss) from continuing operations (GAAP)	$63,464	$44,419	$(202,081)	$40,918	$52,808
Add:
Noninterest income components:
Losses (income) from investments held in rabbi trusts	1,523	(3,002)	(2,857)	(3,235)	2,248
Losses on sales of securities available for sale, net	—	—	333,170	683	198
Gains (losses) on sales of other assets	(2)	—	5	10	(467)
Noninterest expense components:
Rabbi trust employee benefit (income) expense	(586)	1,314	1,274	1,103	(867)
Merger and acquisition expenses	3,630	—	—	—	—
Defined Benefit Plan settlement loss	—	—	—	12,045	—
Total impact of non-GAAP adjustments	4,565	(1,688)	331,592	10,606	1,112
Less net tax benefit associated with non-GAAP adjustments (2)	15,944	1,639	76,377	2,954	318
Non-GAAP adjustments, net of tax	$(11,379)	$(3,327)	$255,215	$7,652	$794
Operating net income (non-GAAP)	$52,085	$41,092	$53,134	$48,570	$53,602

Weighted average common shares outstanding during the period:
Basic	162,370,469	162,232,236	161,991,373	162,032,522	163,718,962
Diluted	162,469,887	162,246,675	162,059,431	162,263,547	164,029,649

Earnings (losses) per share from continuing operations, basic:	$0.39	$0.27	$(1.25)	$0.25	$0.32
Earnings (losses) per share from continuing operations, diluted:	$0.39	$0.27	$(1.25)	$0.25	$0.32

Operating earnings per share, basic (non-GAAP)	$0.32	$0.25	$0.33	$0.30	$0.33
Operating earnings per share, diluted (non-GAAP)	$0.32	$0.25	$0.33	$0.30	$0.33

Return on average assets (3)	1.18%	0.81%	(3.64)%	0.73%	0.93%
Add:
Losses (income) from investments held in rabbi trusts (3)	0.03%	(0.05)%	(0.05)%	(0.06)%	0.04%
Losses on sales of securities available for sale, net (3)	0.00%	0.00%	6.00%	0.01%	0.00%
Gains (losses) on sales of other assets (3)	0.00%	0.00%	0.00%	0.00%	(0.01)%
Rabbi trust employee benefit (income) expense (3)	(0.01)%	0.02%	0.02%	0.02%	(0.02)%
Merger and acquisition expenses (3)	0.07%	0.00%	0.00%	0.00%	0.00%
Defined Benefit Plan settlement loss (3)	0.00%	0.00%	0.00%	0.21%	0.00%
Less net tax benefit associated with non-GAAP adjustments (2) (3)	0.30%	0.03%	1.38%	0.05%	0.01%
Operating return on average assets (non-GAAP) (3)	0.97%	0.75%	0.95%	0.86%	0.93%

Return on average shareholders' equity (3)	9.91%	6.85%	(33.31)%	6.71%	7.55%
Add:
Losses (income) from investments held in rabbi trusts (3)	0.24%	(0.46)%	(0.47)%	(0.53)%	0.32%
Losses on sales of securities available for sale, net (3)	0.00%	0.00%	54.92%	0.11%	0.03%
Gains (losses) on sales of other assets (3)	0.00%	0.00%	0.00%	0.00%	(0.07)%
Rabbi trust employee benefit (income) expense (3)	(0.09)%	0.20%	0.21%	0.18%	(0.12)%
Merger and acquisition expenses (3)	0.57%	0.00%	0.00%	0.00%	0.00%
Defined Benefit Plan settlement loss (3)	0.00%	0.00%	0.00%	1.97%	0.00%
Less net tax benefit associated with non-GAAP adjustments (2) (3)	2.49%	0.25%	12.59%	0.48%	0.05%
Operating return on average shareholders' equity (non-GAAP) (3)	8.14%	6.34%	8.76%	7.96%	7.66%

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$2,539,806	$2,599,325	$2,460,170	$2,420,174	$2,776,691
Less: Average goodwill and other intangibles (4)	658,591	659,825	660,795	661,841	656,684
Average tangible shareholders' equity (non-GAAP)	$1,881,215	$1,939,500	$1,799,375	$1,758,333	$2,120,007

Return on average tangible shareholders' equity (non-GAAP) (3)	13.38%	9.19%	(45.55)%	9.23%	9.88%
Add:
Losses (income) from investments held in rabbi trusts (3)	0.32%	(0.62)%	(0.64)%	(0.73)%	0.42%
Losses on sales of securities available for sale, net (3)	0.00%	0.00%	75.09%	0.15%	0.04%
Gains (losses) on sales of other assets (3)	0.00%	0.00%	0.00%	0.00%	(0.09)%
Rabbi trust employee benefit (income) expense (3)	(0.12)%	0.27%	0.29%	0.25%	(0.16)%
Merger and acquisition expenses (3)	0.77%	0.00%	0.00%	0.00%	0.00%
Defined Benefit Plan settlement loss (3)	0.00%	0.00%	0.00%	2.72%	0.00%
Less net tax benefit associated with non-GAAP adjustments (2) (3)	3.36%	0.34%	17.21%	0.67%	0.06%
Operating return on average tangible shareholders' equity (non-GAAP) (3)	10.99%	8.50%	11.98%	10.95%	10.03%

(1) Net income from continuing operations is used for computing return on average assets, return on average shareholders' equity, and return on average tangible shareholders' equity. Noninterest income and expense components presented in this table exclude discontinued operations.
(2) The net tax benefit associated with these items is generally determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. The net tax benefit for the three months ended September 30, 2023 was primarily due to the reversal of the remainder of the federal portion of the valuation allowance established in connection with the sale of securities in the first quarter of 2023, described further below, and a net tax benefit associated with a change in management’s estimate of annual pre-tax loss for purposes of determining our quarterly income tax provision. Upon the sale of securities in the first quarter of 2023, we established a valuation allowance of $17.4 million, as it was determined at that time that it was not more-likely-than-not that the entirety of the deferred tax asset related to the loss on such securities would be realized. Following the execution of the agreement to sell our insurance agency business in September 2023 and our estimate of the resulting capital gain, which is estimated to be sufficient to realize federal capital losses related to the securities sale, we reversed the associated federal valuation allowance previously established as we had determined it was more-likely-than-not that the entirety of the federal deferred tax asset related to the loss on such securities would be realized. The tax expense resulting from the sale of the insurance agency business is expected to be recognized in the fourth quarter following the closing of the sale.
(3) Presented on an annualized basis.
(4) Includes goodwill and other intangible assets of discontinued operations.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
(Unaudited, dollars in thousands)
Net interest income (GAAP)	$137,205	$141,588	$138,309	$149,994	$152,179
Add:
Tax-equivalent adjustment (non-GAAP) (1)	4,376	3,877	4,445	3,780	3,672
Fully-taxable equivalent net interest income (non-GAAP)	$141,581	$145,465	$142,754	$153,774	$155,851

Noninterest income (loss) (GAAP) (2)	$19,157	$26,204	$(309,853)	$22,425	$19,524
Less:
(Losses) income from investments held in rabbi trusts	(1,523)	3,002	2,857	3,235	(2,248)
Losses on sales of securities available for sale, net	—	—	(333,170)	(683)	(198)
Gains on sales of other assets	2	—	(5)	(10)	467
Noninterest income on an operating basis (non-GAAP) (2)	$20,678	$23,202	$20,465	$19,883	$21,503

Noninterest expense (GAAP) (2)	$101,748	$99,934	$95,891	$112,583	$95,765
Less:
Rabbi trust employee benefit (income) expense	(586)	1,314	1,274	1,103	(867)
Merger and acquisition expenses (2)	3,630	—	—	—	—
Defined Benefit Plan settlement loss	—	—	—	12,045	—
Noninterest expense on an operating basis (non-GAAP) (2)	$98,704	$98,620	$94,617	$99,435	$96,632

Total revenue (loss) (GAAP) (2)	$156,362	$167,792	$(171,544)	$172,419	$171,703
Total operating revenue (non-GAAP) (2)	$162,259	$168,667	$163,219	$173,657	$177,354

Efficiency ratio (GAAP) (2)	65.07%	59.56%	(55.90)%	65.30%	55.77%
Operating efficiency ratio (non-GAAP) (2)	60.83%	58.47%	57.97%	57.26%	54.49%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to an FTE basis using a marginal tax rate of 21.7%, 21.8%, 21.7%, 21.6%, and 21.5% for the three months ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022, and September 30, 2022, respectively.
(2) Noninterest income and expense components presented in this table exclude discontinued operations.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
(Unaudited, dollars in thousands, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$2,446,553	$2,526,772	$2,579,123	$2,471,790	$2,416,163
Less: Goodwill and other intangibles (1)	657,824	658,993	660,165	661,126	662,222
Tangible shareholders' equity (non-GAAP)	1,788,729	1,867,779	1,918,958	1,810,664	1,753,941

Tangible assets:
Total assets (GAAP)	21,146,292	21,583,493	22,720,530	22,646,858	22,042,933
Less: Goodwill and other intangibles (1)	657,824	658,993	660,165	661,126	662,222
Tangible assets (non-GAAP)	$20,488,468	$20,924,500	$22,060,365	$21,985,732	$21,380,711

Shareholders' equity to assets ratio (GAAP)	11.57%	11.71%	11.35%	10.91%	10.96%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	8.73%	8.93%	8.70%	8.24%	8.20%

Common shares outstanding	176,376,675	176,376,675	176,328,426	176,172,073	177,772,553

Book value per share (GAAP)	$13.87	$14.33	$14.63	$14.03	$13.59
Tangible book value per share (non-GAAP)	$10.14	$10.59	$10.88	$10.28	$9.87

(1) Includes goodwill and other intangible assets of discontinued operations.

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of		Change from
	Sep 30, 2023	Jun 30, 2023	Jun 30, 2023
(Unaudited, dollars in thousands, except per-share data)
Common stock	$1,766	$1,766	$—
Additional paid in capital	1,661,136	1,656,750	4,386
Unallocated ESOP common stock	(133,992)	(135,232)	1,240
Retained earnings	1,747,225	1,704,470	42,755
AOCI, net of tax - available for sale securities	(763,871)	(646,611)	(117,260)
AOCI, net of tax - pension	6,021	6,381	(360)
AOCI, net of tax - cash flow hedge	(71,732)	(60,752)	(10,980)
Total shareholders' equity:	$2,446,553	$2,526,772	$(80,219)
Less: Goodwill and other intangibles (1)	657,824	658,993	(1,169)
Tangible shareholders' equity (non-GAAP)	$1,788,729	$1,867,779	$(79,050)

Common shares outstanding	176,376,675	176,376,675	—

Per share:
Common stock	$0.01	$0.01	$—
Additional paid in capital	9.42	9.39	0.02
Unallocated ESOP common stock	(0.76)	(0.77)	0.01
Retained earnings	9.91	9.66	0.24
AOCI, net of tax - available for sale securities	(4.33)	(3.67)	(0.66)
AOCI, net of tax - pension	0.03	0.04	—
AOCI, net of tax - cash flow hedge	(0.41)	(0.34)	(0.06)
Total shareholders' equity:	$13.87	$14.33	$(0.45)
Less: Goodwill and other intangibles (1)	3.73	3.74	(0.01)
Tangible shareholders' equity (non-GAAP)	$10.14	$10.59	$(0.45)

(1) Includes goodwill and other intangible assets of discontinued operations.

APPENDIX E: HTM-Marked Tangible Common Equity Ratio

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Sep 30, 2023	Jun 30, 2023
(Unaudited, dollars in thousands, except per-share data)
HTM-marked tangible shareholders' equity:
Total shareholders' equity (GAAP)	$2,446,553	$2,526,772
Less: Goodwill and other intangibles (1)	657,824	658,993
Less: After-tax fair value mark on HTM securities (2)	48,981	37,462
HTM-marked tangible shareholders' equity (non-GAAP)	1,739,748	1,830,317

HTM-marked tangible assets:
Total assets (GAAP)	21,146,292	21,583,493
Less: Goodwill and other intangibles (1)	657,824	658,993
Less: After-tax fair value mark on HTM securities (2)	48,981	37,462
HTM-marked tangible assets (non-GAAP)	20,439,487	20,887,038

Shareholders' equity to assets ratio (GAAP)	11.57%	11.71%
HTM-marked tangible shareholders' equity to HTM-marked tangible assets ratio (non-GAAP)	8.51%	8.76%

(1) Includes goodwill and other intangible assets of discontinued operations.
(2) Assumes pre-tax mark-to-market adjustments are tax-effected at a marginal tax rate of 28.23%.

APPENDIX F: Regulatory Capital Ratios

As of September 30, 2023
(Unaudited, dollars in thousands)	Eastern Bankshares, Inc. (1)	Minimum Capital Required to be Well-Capitalized under Prompt Corrective Action Provisions	Capital Amount Above Minimums (1)
Tier 1 capital (to average assets) leverage	12.27%	5.00%	$1,562,370
Common equity Tier 1 capital (to risk-weighted assets)	16.02%	6.50%	$1,566,730
Tier 1 capital (to risk-weighted assets)	16.02%	8.00%	$1,319,872
Total regulatory capital (to risk-weighted assets)	17.05%	10.00%	$1,160,236

(1) Regulatory capital figures are preliminary estimates.

APPENDIX G: Discontinued Operations

ASSETS AND LIABILITIES OF DISCONTINUED OPERATIONS	As of and for the three months ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
(Unaudited, dollars in thousands)
Assets
Premises and equipment	$50	$80	$99	$163	$239
Goodwill and intangibles, net	91,115	91,780	92,447	93,117	93,914
Deferred income taxes, net	(187)	(1,006)	(1,169)	(315)	(387)
Prepaid expenses	476	713	937	532	508
Other assets	33,264	29,459	27,417	34,722	34,263
Assets held for sale	124,718	121,026	119,731	128,219	128,537
Liabilities
Other liabilities	34,820	36,531	29,430	34,930	42,008
Liabilities held for sale	34,820	36,531	29,430	34,930	42,008

OPERATING RESULTS OF DISCONTINUED OPERATIONS	Three Months Ended					Nine Months Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
(Unaudited, dollars in thousands)
Noninterest income:
Insurance commissions	$25,897	$27,609	$31,671	$22,376	$23,926	$85,177	$77,511
Other noninterest income	13	18	20	42	41	51	137
Total noninterest income	25,910	27,627	31,691	22,418	23,967	85,228	77,648
Noninterest expense:
Salaries and employee benefits	24,655	17,041	16,295	16,032	16,768	57,991	49,057
Office occupancy and equipment	2,755	735	789	918	823	4,279	2,401
Data processing	1,013	1,060	1,143	1,087	1,052	3,216	3,248
Professional services	1,291	1,031	293	271	549	2,615	738
Marketing expenses	53	25	74	64	101	152	182
Amortization of intangible assets	665	668	669	798	734	2,002	1,868
Other	1,514	1,154	1,308	1,331	1,186	3,976	3,613
Total noninterest expense	31,946	21,714	20,571	20,501	21,213	74,231	61,107
(Loss) income from discontinued operations before income tax expense	(6,036)	5,913	11,120	1,917	2,754	10,997	16,541
Income tax (benefit) expense	(1,685)	1,675	3,135	541	785	3,125	4,669
(Loss) income from discontinued operations, net of taxes	(4,351)	4,238	7,985	1,376	1,969	7,872	11,872